Exhibit 10.11

Technology Development Cooperation Contract

	Livestrong Biomedical Technology Co., Ltd.	(hereinafter referred to as Party A)
The Parties to the Contract:	Chien-Sheng Liu	(hereinafter referred to as Party B)
	Horn Enterprise Co., Ltd.	(hereinafter referred to as Party C)

Whereas Party A, Party B and Party C (Party B acts as the inventor) jointly agree to develop the “non-invasive (blood-sampling-free) blood glucose” cloud computing analysis and hardware application and intend to plan for the mutually beneficial interests of the three Parties in future business development in the market. The Contract is hereby made by the three Parties on a good-faith and mutually beneficial basis for compliance herewith. It is agreed as follows:

Article 1 Contract signing

The Contract is executed and signed on February 23, 2023.

Article 2 Development content

1.	Party A, Party B and Party C will develop “non-invasive (blood-sampling-free) blood glucose” cloud computing analysis and hardware application (hereinafter referred to as the “Technology”). During the cooperation period, Party C will provide original data and hardware development technology for Party A’s development of preliminary algorithms related to the Technology.

2.	Party C will contact medical centers or clinical trial hospitals to collect raw data and related data for the human body verification algorithm of the clinical trial. Party A will provide Party C with a function library without source code suitable for this Technology for further use, and provide Party C with the “Authorization Code” for Party C’s use of the function library.

3.	For hardware application development, Party C will provide a development plan, and Party A will provide Party C with a function library without source code suitable for this Technology for use, and provide Party C with the “Authorization Code” for Party C’s use of the function library.

Article 3 Development and license fees

(I)	Development fees:

1.	Party C shall pay for the collection of relevant data for clinical trials.

2.	Party C shall pay a deposit of NTD$ 1 million to Party A for the entrusted development of the algorithm, which shall be used by Party A as a service fee for Technology development.

(II)	Cloud connection fees (hardware):

Party C shall order the Authorization Code from Party A in the form of a written order, specifying the quantity of the Authorization Code required. Party A shall provide the quotation to Party C within 7 days after receiving the order and shall provide the required number of Authorization Codes to Party C within 3 days after Party C makes full payment according to the quotation. At a minimum, the quotation shall include information such as the number of Authorization Codes, the license fees, and the method of payment.

(III)	Third-party access (profit sharing):

If a third party requires the use of the “Authorization Code”, Party A, Party B and Party C agree that Party C shall be responsible for the negotiation and quotation. The quotation amount and invoice shall be reviewed by the three Parties. After deducting the cost of the “Authorization Code”, Party A shall share 40% of the profits and Party C shall share 60% of the profits. The three Parties have no objection to such profit-sharing model.

Article 4 Intellectual property rights

(I)	Party C acknowledges and understands that the algorithm of the Technology is an important asset of Party B, and Party C agrees that Party B owns the source code of the algorithm of the Technology.

(II)	This Technology is an important asset of the joint technology development of Party A, Party B and Party C. Party A, Party B and Party C agree that Party C is entitled to the right of first disclosure and priority use for three years, and Party C agrees to continue to provide the original data to Party A and Party B for three years after the disclosure of this Technology for further technology optimization to maintain the reciprocal rights and interests of the three Parties in business development. Party A, Party B and Party C shall not provide the information to any third party in any way. In case of any leakage of the aforementioned Technology arising out of any Party’s reasons, resulting in any losses to another Party herein, the Party causing such disclosure shall be liable for damages arising therefrom.

(III)	Party A and Party B agree to provide Party C with a 3-year priority protected right of use for exclusive use after the public disclosure of this Technology, provided that Party C shall agree on the purchase number of Authorization Codes for 3 years and enter into a separate purchase contract before Party C is entitled to the extension of the protection effect of the 3-year priority right of use; Party A, Party B and Party C agree that the protection effect of the subsequent right of use every three years thereafter shall also be extended via a purchase contract.

(IV)	Party A and Party B agree to list Party C and Hsin-Ming Huang, the person in charge of Party C, as the co-researchers when publishing the Technology and its related research and development contents in international papers and journals.

(V)	If any Party uses this Technology to produce or improve inventions, technical solutions, design creations, works, etc. (hereinafter “Derivative Inventions”) in the process of producing this Technology, it shall immediately notify the other Parties, and the ownership of intellectual property rights arising from such inventions and related treatment shall be separately determined by Party A, Party B and Party C through negotiation. If the negotiation fails, all rights of the Derivative Inventions shall be owned by Party A solely.

Article 5 Force majeure

Either Party shall not be liable for compensation to the other Parties for failure to perform its obligations under this Contract due to any causes not attributable to that Party (such as natural disasters, fires, windstorms, earthquakes, epidemics or other force majeure factors).

Article 6 Confidentiality

(I)	Without the prior written consent of the other Parties, either Party shall not directly or indirectly disclose to any third party any confidential information such as information, documents, intellectual property rights, know-how and business secrets of the other Party known or held by that Party in connection with this Contract, except for the following circumstances:

1.	Information known to the public prior to the execution of this Contract;

2.	Prior to receipt of such information from the Disclosing Party, the Receiving Party had such information in its possession and its use or disclosure is not restricted;

3.	Information disclosed pursuant to a judicial order.

(II)	The confidentiality obligation in this article shall survive the expiration, invalidity, rescission or termination of this Contract.

(III)	Party A, Party B and Party C shall be obligated to require their personnel involved in this Project to abide by the above provisions. In case of violation of the provisions of this article, the defaulting Party shall be liable for paying the other Parties a punitive penalty of NTD$ 150 million.

Article 7 Modification

The addition, deletion or modification of this Contract shall not take effect without the written consent of the three Parties.

Article 8 Non-assignment

The rights and obligations under this Contract may not be assigned without prior written consent.

Article 9 Application of Law and Dispute Resolution

The Parties agree that this Contract shall be governed by the laws of the Republic of China. In case of any dispute arising out of or in connection with this Contract, the Parties agree that the Taipei District Court of Taiwan shall be the court of first instance.

Article 10 Miscellaneous

(I)	This Contract and all its annexes constitute a complete agreement of the three Parties to the subject matter of this Contract. Any matter agreed by the three Parties prior to the effectiveness of this Contract but not recorded in this Contract shall not be binding on the three Parties.

(II)	If any provision of this Contract is determined invalid or voidable, it shall not affect the validity of the other provisions of this Contract.

(III)	The Contract is made in triplicate, one for each Party.

(The space below is left blank until the signature page)

(Signature Page)

The Parties to the Contract	Party A: Livestrong Biomedical Technology Co., Ltd. Representative: Chien-Sheng Liu Address: 12F-2, No.8, Songjiang Road, Zhongshan District, Taipei Unified Business No.: 53310594 Tel: 02-23646960

Party B: Chien-Sheng Liu Address: 12F-2, No.8, Songjiang Road, Zhongshan District, Taipei ID Card No.: N122793739 Tel: 02-23646960

Party C: Horn Enterprise Co., Ltd.

Unified Business No.: 428 02122

Person in charge: Hsin-Ming Huang

ID Card No.: E122476898

Address: No.6, Lane 833, Daxue West Road, Nanzi District, Kaohsiung

Tel: 07-3232178

February 23, 2023

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